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                                                                      EXHIBIT 15

                                                                November 5, 2002


Accountants' Acknowledgment

         We acknowledge the incorporation by reference in the Registration Statements (Form S-8 No. 33-78340, No. 333-41379 and No. 333-45524) of
OptimumCare Corporation of our report dated November 5, 2002 with respect to the condensed consolidated financial statements of OptimumCare Corporation which appears on page 3 of this Quarterly Report on Form 10-Q for the quarter ended September 30, 2002.

                                      /s/ Lesley, Thomas, Schwarz & Postma, Inc.
                                          A Professional Accountancy Corporation
                                                      Newport Beach, California.